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                                                                   EXHIBIT 5.1

                                January 30, 1996

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                                    Re: Striker Industries, Inc.; Registration
                                        Statement on Form S-8

Gentlemen:

        I am acting as general counsel of Striker Industries, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of a maximum aggregate of 4,000,000 shares (the "Shares") of the Company's Common Stock, par value $.20 per share (the "Common Stock") issuable under the Company's 1994 Amended and Restated Incentive Stock Plan (the "Plan"). In rendering the opinion expressed below, I have examined originals or copies of such of the corporate records, documents and other instruments of the Company as in my judgment are necessary and appropriate to enable me to render the opinion expressed below. In all such examinations, I have assumed the genuineness and authenticity of all documents submitted to me as certified or photostatic copies. To the extent the opinion expressed below involves factual matters, I have relied on conversations and certificates of executive officers of the Company and certificates of governmental authorities.

        Based on the foregoing, I am of the opinion that the Shares to be offered and sold pursuant to the Registration Statement are duly authorized and, when issued upon proper exercise of Options duly granted pursuant to provisions of the Plan, will be validly issued, fully-paid and nonassessable outstanding shares of the Company's Common Stock.

        This opinion is limited to the matters expressly stated herein and no other or more extensive opinion is implied or may be inferred beyond the matters stated herein. I am an attorney licensed to practice only in the state of Texas and, accordingly, this opinion is limited to the laws of the state of Texas, the corporation laws of the state of Delaware and the federal laws of the United States. This opinion is rendered solely for your benefit and may not be relied on or used by any other person for any reason without my prior written consent.

        I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on Form S-8 being filed by the Company to effect registration of the Shares under the Securities Act of 1933, as amended.

                                      Very truly yours,

                                      /s/ Robert I. Beck
                                      -----------------------
                                      Robert I. Beck, Esq.